Exhibit (e)(4)



                                                                      SCHEDULE A
                                                                      ----------

                           AS AMENDED FEBRUARY 7, 2006


                            KELMOORE STRATEGIC TRUST:

                            Kelmoore Strategy(R) Fund
                         Kelmoore Strategy(R) Eagle Fund
                        Kelmoore Strategy(R) Liberty Fund
                        Kelmoore Strategy(R) Capitol Fund




KELMOORE STRATEGIC TRUST        KELMOORE INVESTMENT COMPANY, INC.

By:  /s/ Matthew Kelmon         By: /s/ Ralph M. Kelmon
     --------------------          --------------------
Name: Matthew Kelmon            Name: Ralph M. Kelmon, Jr.


Title:    President             Title: President and Chief Executive Officer
     --------------------             --------------------------------------





















                                                                               1